Exhibit 99.1

RenovoRx Reports First Quarter 2022 Financial Results

Los Altos, CA, May 16, 2022 - RenovoRx, Inc. (“RenovoRx” or the “Company”) (Nasdaq: RNXT), a biopharmaceutical company and innovator in targeted cancer therapy, today is reporting its financial results for the quarter ended March 31, 2022.

“As we report our Q1 2022 results, we acknowledge that May is Cancer Research Month. RenovoRx is fighting cancer through our innovative localized treatment of difficult-to-treat tumors via our proprietary RenovoTAMP™ (RenovoRx Trans-Arterial Micro-Perfusion) therapy platform,” said Shaun Bagai, CEO of RenovoRx. “Today, we are midway through a Phase 3 pancreatic cancer clinical trial, designed to provide an improved treatment option to the generally ineffective standard of care, systemic (intravenous) chemotherapy for patients. The study’s goal is to improve survival and quality of life for patients with a cancer that currently has a five-year survival rate of 11%.”

Bagai added, “RenovoRx is at the frontline of cancer research with our late-stage product candidate, RenovoGemTM. Later this year, we plan on extending its utility to extrahepatic cholangiocarcinoma (eCCA), a rare and aggressive cancer that forms in bile ducts that lead out of the liver and join with the gallbladder. The FDA granted RenovoRx Orphan Drug Designation for this indication in April 2021, and for pancreatic cancer in 2018.”

Financial Highlights for the Quarter Ended March 31, 2022

●	Cash and cash equivalents as of March 31, 2022, were $13.1 million.
●	Research and development expenses were $1.3 million for the quarter ended March 31, 2022, compared to $0.6 million for the quarter ended March 31, 2021. The increase was due to higher costs incurred on our Phase 3 trial, including consulting, employee and related benefit costs, and an increase in costs for a secondary manufacturer of our RenovoCath® delivery systems.
●	General and administrative expenses were $1.7 million for the quarter ended March 31, 2022, compared to $0.4 million for the quarter ended March 31, 2021. This increase was due to higher employee and related benefits costs, an increase in legal fees reflecting the costs of public company compliance requirements, an increase in professional and consulting services relating to post-IPO support, and Directors and Officers Liability Insurance.
●	Net loss was $3.0 million for the quarter ended March 31, 2022, compared to net loss of $1.1 million for quarter ended March 31, 2021.
●	As of March 31, 2022, the Company had 9,029,305 common shares outstanding.

About the Phase 3 TIGeR-PaC Clinical Trial

TIGeR-PaC is a randomized multi-center Phase 3 study using RenovoRx’s innovative therapy platform, RenovoTAMPTM (RenovoRx Trans-Arterial Micro-Perfusion). The study is evaluating the Company’s first product candidate, RenovoGemTM, to treat locally advanced pancreatic cancer (LAPC) through the intra-arterial delivery of gemcitabine (FDA-approved chemotherapy). The study has a primary endpoint of overall survival and several secondary endpoints, including quality of life.

TIGeR-PaC is currently enrolling unresectable LAPC patients at several sites across the US. To learn more about the study and the participating clinical trial sites, visit https://renovorx.com/clinical-trial/.

About RenovoRx, Inc.

RenovoRx is a clinical-stage biopharmaceutical company focused on fighting cancer through the localized treatment of difficult to treat tumors via its proprietary RenovoRx Trans-Arterial Micro-Perfusion (RenovoTAMPTM) therapy platform. RenovoTAMP utilizes approved chemotherapeutics with validated mechanisms of action and well-established safety and side effect profiles, with the goal of increasing their efficacy, improving their safety, and widening their therapeutic window. RenovoRx’s lead product candidate, RenovoGemTM, is a combination of gemcitabine and our patented delivery system, RenovoCath®, and is regulated by the FDA as a novel oncology drug product to treat unresectable locally advanced pancreatic cancer (LAPC). RenovoGem is currently being studied in the Phase 3 TIGeR-PaC trial for the treatment of LAPC.

RenovoRx’s patent portfolio for its therapy platform and product candidates includes seven U.S. patents, one European patent and several additional patents pending in the US, EU and Asia. RenovoRx has been granted Orphan Drug Designation for intra-arterial delivery of gemcitabine for the treatment of both pancreatic cancer and bile duct cancer.

RenovoRx won the Drug Delivery Technology category of the Fierce Innovation Awards – Life Sciences Edition 2020 for its RenovoTAMP technology.

Learn more by visiting the RenovoRx website or following us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our clinical trials and studies, statements regarding the potential of RenovoTAMPTM, RenovoCath® or RenovoGemTM or regarding our ongoing TIGeR-PaC Phase 3 clinical trial in LAPC, and statements regarding the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases. Statements that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections and statements relating to our research and development plans, clinical trials, therapy platform, business plans, objectives and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “may,” “expects,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “estimates,” “intends,” and “potential,” or the negative of these terms or other comparable terminology regarding RenovoRx’s expectations strategy, plans or intentions, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our research programs; our ability to use and expand our therapy platform to build a pipeline of product candidates; our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; the commercialization potential of our product candidates, if approved; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; future strategic arrangements and/or collaborations and the potential benefits of such arrangements; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; our ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified personnel; the implementation of our strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates and research programs; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the pricing, coverage and reimbursement of our product candidates, if approved; developments relating to our competitors and our industry, including competing product candidates and therapies; negative impacts of the COVID-19 pandemic on our operations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Company Contact:

RenovoRx, Inc.

Shaun R. Bagai, CEO

Christopher J. Lehman, CFO

Investor Contact:

KCSA Strategic Communications

Valter Pinto or Jack Perkins

T:212-896-1254

renovorx@kcsa.com

Media Contact:

Knight Marketing Communications, Ltd.

Kevin Knight

T: 206-451-4823

kknightpr@gmail.com